EXHIBIT 23.2

      We consent to the incorporation by reference in the March 30, 1998 Registration Statement on Form S-8 (No. 333-48913) of our report, dated November 21, 1997 on the consolidated financial statements of Alatec Products, Inc. for the year ended December 31, 1996 which appears on page 19 of the Annual Report on Form 10-K of Pentacon, Inc. for the year ended September 30, 1998.


                                    McGLADREY & PULLEN, LLP



Pasadena, California
December 23, 1998